     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 2002
                                                        Registration No. 333 [ ]

                        --------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       --------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       --------------------------------

                       INTERACTIVE SYSTEMS WORLDWIDE INC.
             (formerly known as International Sports Wagering Inc.)

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           2 Andrews Drive, 2nd Floor
                             West Paterson, NJ 07424
                            Telephone: (973) 256-8181
                            Facsimile: (973) 256-8211
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

          DELAWARE                                        22-3375134
(STATE OR OTHER JURISDICTION                (IRS EMPLOYER IDENTIFICATION NUMBER)
     OF INCORPORATION OR
        ORGANIZATION)

                       --------------------------------

        INTERACTIVE SYSTEMS WORLDWIDE INC. 1996 STOCK OPTION PLAN, f/k/a
            INTERNATIONAL SPORTS WAGERING INC. 1996 STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)

                        --------------------------------

                           Bernard Albanese, President
                       Interactive Systems Worldwide Inc.
                           2 Andrews Drive, 2nd Floor
                             West Paterson, NJ 07424
                            Telephone: (973) 256-8181
                            Facsimile: (973) 256-8211
  (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE
                              OF AGENT FOR SERVICE)

                                   Copies To:
                            Richard M. Hoffman, Esq.
                      Friedman Kaplan Seiler & Adelman LLP
                           875 Third Avenue, 8th Floor
                            New York, New York 10022
                            Telephone: (212) 833-1100
                            Facsimile: (212) 355-6401

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
Title Of Securities To Be     Amount To Be       Proposed Maximum         Proposed Maximum          Amount of
       Registered            Registered (1)     Offering Price Per    Aggregate Offering Price   Registration Fee
                                                       Share
-----------------------------------------------------------------------------------------------------------------
 Common Stock ($.001 par       323,000(2)             $ 4.96               $1,602,080 (4)           $ 147.39
    value per share)
-----------------------------------------------------------------------------------------------------------------
 Common Stock ($.001 par       27,000(3)              $ 0.77                  $20,790                $ 1.91
    value per share)
-----------------------------------------------------------------------------------------------------------------
          TOTAL                 350,000                                     $ 1,622,870             $ 149.30
=================================================================================================================


----------

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.
(2) Represents options available for grant under the Registrant's 1996 Stock Option Plan.
(3)   Represents options granted under the Registrant's 1996 Stock Option Plan.
(4) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee. In accordance with Rule 457(h), the price shown is based upon the average of the high and low price of the Registrant's Common Stock as of March 14, 2002 as reported on the Nasdaq SmallCap Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Documents containing the information specified in Part I of the instructions to Form S-8 will be given or sent to all persons who participate in the Interactive Systems Worldwide Inc. 1996 Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference.

         The following documents or portions thereof, as filed with the Securities and Exchange Commission (the "Commission") by Interactive Systems Worldwide Inc., a Delaware corporation (the "Registrant"), are incorporated herein by reference:

      (a) The Registrant's latest annual report on Form 10-KSB, which was filed with the Commission on December 21, 2001 pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (b) Quarterly Report on Form 10-QSB for the quarter ended December 31, 2001 filed by the Registrant on February 13, 2002.

      (c)   Definitive Proxy filed by the Registrant on January 28, 2002.

      (d) The description of the Common Stock, par value $.001 per share (the "Common Stock"), of the Registrant contained in the section entitled "Description of Securities" of the Registrant's Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 (File No. 333-15005) filed pursuant to Section 12 of the Exchange Act on February 19, 2002).

      (e) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4.  Description of Securities

         A description of the Registrant's Common Stock to be offered pursuant to this Registration Statement is not provided herein because the Registrant's Common Stock is registered under Section 12 of the Exchange Act.

         Item 5.  Interests of Named Experts and Counsel

         Certain legal matters in connection with the issuance of shares of Common Stock of the Registrant being registered hereby are being passed upon by Friedman Kaplan Seiler & Adelman LLP, counsel to the Registrant. Richard M. Hoffman, who is a partner of that firm, owns 26,184 shares and has options to purchase 64,299 shares of Common Stock.

         Item 6.  Directors' Limitation of Liability and Indemnification

         Section 145 of the Delaware General Corporation Law (the "DBCL") empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

         As permitted by the DGCL, the Certificate of Incorporation of the Registrant and the By-laws of the Registrant provide for indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

         The Registrant has obtained and currently intends to maintain directors' and officers' liability insurance. In addition, the Registrant has entered into an indemnification agreement with each of its directors and executive offices under which the Registrant has agreed to indemnify each of them against expenses and losses incurred for claims brought against them by reason of being a director or officer of the Registrant.

         The Registrant believes that it is the position of the Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

         Item 7.  Exemption from Registration Claimed

         Not Applicable.

         Item 8.  Exhibits

         The following is a complete list of exhibits filed as part of this Registration Statement.

Exhibit No.   Document
-----------   --------

4.1 1996 Stock Option Plan of the Registrant, as amended (incorporated by reference to Exhibit 10.12 to the Registrant's Annual Report on Form 10-KSB, filed on December 27, 2000).

4.2 Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (Registration Number 333-41847) filed on December 10, 1997).

4.3 Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8 (Registration Number 333-41847) filed on December 10, 1997).

4.4 Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Post Effective Amendment No. 2 to Registration Statement on Form SB-2 (Registration No. 333-15005) filed on February 19, 2002).

4.5           Specimen Common Stock Certificate (incorporated by reference to
              Exhibit 4.2 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-15005), Amendment No. 2 filed on December 3, 1996).

5.1           Opinion of Friedman Kaplan Seiler & Adelman LLP.

23.1          Consent of Friedman Kaplan Seiler & Adelman LLP (included in
              Exhibit 5.1).

23.2          Consent of KPMG LLP.

23.3          Consent of Richard A. Eisner & Company, LLP.

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

              Item 9. Undertakings

              (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)
           (3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement;

                      (iii) To include any additional or changed material information on the plan of distribution;


provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (2) That, for determining liability under the Securities Act, the Registrant will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities (other the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in West Paterson, State of New Jersey, on March 19, 2002.

INTERACTIVE SYSTEMS WORLDWIDE INC.



By: /s/ Barry Mindes
    -----------------------------------
    Barry Mindes, Chairman of the Board
    (Principal Executive Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry Mindes and Bernard Albanese, and each of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities on March 19, 2002.

           Signature                               Title
           ---------                               -----

       /s/ Barry Mindes             Chairman of the Board and Director
-----------------------------       (Principal Executive Officer)
        Barry Mindes


     /s/ Bernard Albanese           President, Treasurer and Director
-----------------------------       (Principal Financial and Accounting Officer)
      Bernard Albanese


    /s/ Fredric Kupersmith          Director
-----------------------------
      Fredric Kupersmith


      /s/ Janet Mandelker           Director
-----------------------------
        Janet Mandelker


      /s/ Harold Rapaport           Director
-----------------------------
        Harold Rapaport

                                  EXHIBIT INDEX

Exhibit No.   Document
-----------   --------

4.1 1996 Stock Option Plan of the Registrant, as amended (incorporated by reference to Exhibit 10.12 to the Registrant's Annual Report on Form 10-KSB, filed on December 27, 2000).

4.2 Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (Registration Number 333-41847) filed on December 10, 1997).

4.3 Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8 (Registration Number 333-41847) filed on December 10, 1997).

4.4 Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Post-Effective Amendment No. 2 to Registration Statement on Form SB-2 (Registration No. 333-15005), filed on February 19, 2002).

4.5           Specimen Common Stock Certificate (incorporated by reference to
              Exhibit 4.2 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-15005), Amendment No. 2 filed on December 3, 1996).

5.1           Opinion of Friedman Kaplan Seiler & Adelman LLP.

23.1          Consent of Friedman Kaplan Seiler & Adelman LLP (included in
              Exhibit 5.1).

23.2          Consent of KPMG LLP.

23.3          Consent of Richard A. Eisner & Company, LLP.

24.1 Powers of Attorney (included on the signature page of this Registration Statement).